Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6299

(Name, address and telephone number of agent for service)

CAESARS GROWTH PROPERTIES HOLDINGS, LLC

(Issuer with respect to the Securities)

Delaware	37-1751234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Caesars Palace Drive Las Vegas, NV	89109
(Address of Principal Executive Offices)	(Zip Code)

9.375% Second-Priority Senior Secured Notes due 2022

Guarantees of 9.375% Second-Priority Senior Secured Notes due 2022

(Title of the Indenture Securities)

SCHEDULE A

Name*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number[1]	I.R.S. Employer Identification Number
Caesars Growth Properties Finance, Inc.	Delaware	7993	46-5305071
PHWLV, LLC	Nevada	7993	80-0944906
TSP Owner LLC	Delaware	7993	83-0467625
Caesars Growth Cromwell, LLC	Delaware	7993	46-5333314
Caesars Growth Quad, LLC	Delaware	7993	46-5341024
3535 LV NewCo, LLC	Delaware	7993	46-5267998
Caesars Growth Bally’s LV, LLC	Delaware	7993	46-5357534
FHR NewCo, LLC	Delaware	7993	46-5334187
LVH NewCo, LLC	Delaware	7993	46-5333877
Flamington-Laughlin NewCo, LLC	Delaware	7993	46-5334525
Parball NewCo, LLC	Delaware	7993	46-5267885
Caesars Growth Harrah’s New Orleans, LLC	Delaware	7993	46-5237849
Caesars Growth PH Fee, LLC	Delaware	7993	37-1738260
Caesars Growth PH, LLC	Delaware	7993	36-4767303
Jazz Casino Company, L.L.C.	Louisiana	7993	72-1429291
JCC Holding Company II LLC	Delaware	7993	62-1650470
JCC Fulton Development, L.L.C.	Louisiana	7993	37-1527448
Caesars Growth Laundry, LLC	Delaware	7993	N/A**
Laundry Newco, LLC	Delaware	7993	N/A**

*	The address of each additional registrant’s principal executive office is c/o Caesars Growth Properties Holdings, LLC, One Caesars Palace Drive, Las Vegas, Nevada 89109, (702) 407-6000.
**	Single member LLC disregarded for U.S. tax purposes.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2014 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 30th of March 2015.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, January 21, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, January 21, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 30, 2015

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2014

($000’s)

12/31/2014
Assets
Cash and Balances Due From Depository Institutions	$10,622,022
Securities	100,557,832
Federal Funds	79,987
Loans & Lease Financing Receivables	247,427,720
Fixed Assets	4,246,071
Intangible Assets	13,078,376
Other Assets	22,967,351

Total Assets	$398,978,359

Liabilities
Deposits	$294,158,985
Fed Funds	1,722,932
Treasury Demand Notes	0
Trading Liabilities	734,026
Other Borrowed Money	45,457,856
Acceptances	0
Subordinated Notes and Debentures	3,650,000
Other Liabilities	11,857,789

Total Liabilities	$357,581,588

Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	26,256,268
Minority Interest in Subsidiaries	855,903

Total Equity Capital	$41,396,771

Total Liabilities and Equity Capital	$398,978,359